EXHIBIT 99.1

March 5, 2007

VIA FACSIMILE (678) 443-2320
Charys Holding Company, Inc.
Attention:  Billy V. Ray, Jr., Chief Executive Officer
1117 Perimeter Center West, Suite N-415
Atlanta, Georgia 30338

Ladies and Gentlemen:

Reference is made to the Unit Purchase Agreement, dated February 14, 2007 (the “Purchase Agreement”), by and between Charys Holding Company, Inc. and McMahan Securities Co. L.P.  Capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them in the Purchase Agreement.

Pursuant to Section 3(b) of the Purchase Agreement, we hereby exercise our right to purchase the full 26,250 of the Optional Units.  The Additional Closing Date will be March 8, 2007, at 9:00 a.m., New York time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, or remotely via the exchange of closing deliverables.

Very truly yours,

MCMAHAN SECURITIES, L.P.

By:	/s/ Alan Streiter
Alan Streiter, Senior Managing Director

cc:         Larry W. Shackelford, Esq.
via facsimile (404) 365-9532